Exhibit 4(k)

SECOND AMENDMENT OF
CONSTRUCTION LOAN AGREEMENT

          THIS SECOND AMENDMENT OF CONSTRUCTION LOAN AGREEMENT (“Amendment”) is made this ____ day of January, 2009 by and among ONE EARTH ENERGY, LLC, an Illinois limited liability company (“BORROWER”), FIRST NATIONAL BANK OF OMAHA (“FNBO”), a national banking association headquartered in Omaha, Nebraska as a BANK and as administrative agent for the BANKS (in such capacity, the “ADMINISTRATIVE AGENT”), as accounts bank (in such capacity, the “ACCOUNTS BANK”) and as collateral agent for the BANKS (in such capacity, the “COLLATERAL AGENT”), and the BANKS party to the AGREEMENT. This Amendment amends that certain Construction Loan Agreement dated September 20, 2007 among the AGENT, BANKS and BORROWER (“AGREEMENT”).

          WHEREAS, pursuant to the AGREEMENT and the other LOAN DOCUMENTS, BANKS extended the LOANS and other financial accommodations and extensions of credit described in the AGREEMENT to BORROWER, all as more fully described in the AGREEMENT;

          WHEREAS, pursuant to that certain First Amendment of Construction Loan Agreement dated September 19, 2008, the LOAN TERMINATION DATE of the REVOLVING LOAN was extended from September 19, 2008 to September 18, 2009, the Maintenance Building Land, Tucker Land, Wellsite Lease and Scott Lease were added as collateral for the LOANS and the MORTGAGE was amended accordingly, and the AGREEMENT was otherwise amended as provided for therein;

          WHEREAS, BORROWER has entered in an additional SWAP CONTRACT in the notional amount of $25,000,000.00, and BORROWER and BANKS desire to amend the allocation of the TERM LOANS and add the FIXED RATE II TERM LOAN as provided for in this Amendment to reflect such additional SWAP CONTRACT;

          WHEREAS, BORROWER has entered into that certain Agreement for Assignment of an Undivided Interest in Real Property and its Appurtenances dated December 9, 2008 (the “Ameren Agreement”) with Ameren Energy Generating Company (“Ameren”) for the use of a portion of the capacity of Ameren’s natural gas pipeline to transport and supply natural gas to the PROJECT;

          WHEREAS, the BANKS require as a condition of this Amendment that BORROWER collaterally assign the Ameren Agreement to the COLLATERAL AGENT;

          WHEREAS, the BANKS further require that BORROWER plan and provide for a contingency to the Ameren Agreement to access sufficient supplies of natural gas to operate the PROJECT to its highest capacity should the Ameren Agreement terminate or not be extended beyond its stated term; and

          WHEREAS, the parties hereto agree to amend the AGREEMENT as provided for in this Amendment.

          NOW, THEREFORE, in consideration of the amendments of the AGREEMENT set forth below, the mutual covenants herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree to amend the AGREEMENT as follows:

          1. Capitalized terms used herein shall have the meaning given to such terms in the AGREEMENT, unless specifically defined herein.

          2. The definition of the term “LOANS” in the Recital to the AGREEMENT is hereby amended by including the TERM LOANS (as such term is defined below in this Amendment) within the definition of LOANS.

          3. The definition of the term “LOAN DOCUMENTS” in Section 1.27 of the AGREEMENT is hereby amended to include the FIXED RATE II TERM NOTES.

          4. The definition of the term “LOAN TERMINATION DATE” in Section 1.28 of the AGREEMENT is hereby amended by inserting “ the FIXED RATE II NOTES,” after “the “FIXED RATE NOTES”.

          5. The definition of the term “TERM NOTES” in Section 1.47 of the AGREEMENT is hereby amended by inserting “ the FIXED RATE II NOTES,” after “the FIXED RATE NOTES”.

          6. Section 2.5 of the AGREEMENT is hereby deleted in its entirety and the following is inserted in lieu thereof:

2.5 TERM LOANS. The existing balance on the CONSTRUCTION LOAN, including any advance made to increase WORKING CAPITAL, as of CONSTRUCTION LOAN TERMINATION DATE will be restated and said balance will be paid by the TERM NOTES substantially in the forms attached hereto as Exhibits B-1, B-2, C, and D, respectively, and are by this reference made a part hereof. The TERM NOTES evidence the “TERM LOANS”. The TERM LOANS will consist of a FIXED RATE LOAN in the principal amount of $50,000,000.00 evidenced by the FIXED RATE NOTES, the FIXED RATE II LOAN in the principal amount of $25,000,000.00 evidenced by the FIXED RATE II NOTES, a VARIABLE RATE LOAN in the principal amount of $15,000,000.00 evidenced by the VARIABLE RATE NOTES and the LONG TERM REVOLVING LOAN in the principal amount of $10,000,000.00 evidenced by the LONG TERM REVOLVING NOTES. The TERM NOTES will be amortized on a ten (10) year basis and repaid as follows:

On the eighth (8th) day of every third (3rd) month, commencing three (3) months after the CONSTRUCTION LOAN TERMINATION DATE, BORROWER will pay to ADMINISTRATIVE AGENT on the FIXED RATE NOTES, for the account of BANKS in accordance with their respective COMMITMENTS in the FIXED RATE LOAN, the scheduled principal payment shown in Schedule I, attached to this AGREEMENT and by this reference made a part hereof, plus accrued interest on the FIXED RATE NOTES.

On the eighth (8th) day of every third (3rd) month, commencing three (3) months after the CONSTRUCTION LOAN TERMINATION DATE, BORROWER will pay to ADMINISTRATIVE AGENT on the FIXED RATE II NOTES, for the account of BANKS in accordance with their respective COMMITMENTS in the FIXED RATE II LOAN, the scheduled principal payment shown in Schedule II, attached to this AGREEMENT and by this reference made a part hereof, plus accrued interest on the FIXED RATE II NOTES.

In addition, on the eighth (8th) day of every third (3rd) month, commencing three (3) months after the CONSTRUCTION LOAN TERMINATION DATE, BORROWER will pay $870,773.16 to ADMINISTRATIVE AGENT, for the account of BANKS in accordance with their respective COMMITMENT in the VARIABLE RATE LOAN and LONG TERM REVOLVING LOAN, as follows:

(a). first to accrued interest on the LONG TERM REVOLVING NOTES;

(b). next to accrued interest on the VARIABLE RATE NOTES; and

(c). next to principal on the VARIABLE RATE NOTES.

After the VARIABLE RATE NOTES have been fully paid, such quarterly payments shall be allocated first to accrued interest on the LONG TERM REVOLVING NOTES, and then to principal outstanding on the LONG TERM REVOLVING NOTES; provided, however, that, if there is no outstanding interest or principal on the LONG TERM REVOLVING NOTES, or the MAXIMUM AVAILABILITY on the LONG TERM REVOLVING NOTES has been reduced to zero dollars ($0), then such quarterly payment shall no longer be required.

          In addition, on each REDUCTION DATE and EXCESS CASH FLOW REDUCTION DATE, BORROWER shall pay and apply to the then outstanding principal balance of the LONG TERM REVOLVING NOTES, if any, the amount necessary to reduce the outstanding principal balance of the LONG TERM REVOLVING NOTES so that they are within the MAXIMUM AVAILABILITY applicable on each such REDUCTION DATE and EXCESS CASH FLOW REDUCTION DATE.

All unpaid principal and accrued interest under the TERM LOANS shall be due and payable on the LOAN TERMINATION DATE applicable thereto, if not sooner paid.

          7. The Schedule II attached to this Amendment is hereby attached to and made a part of the AGREEMENT.

          8. Section 2.6 of the AGREEMENT is hereby amended by adding new subsection (d) as follows:

(d). FIXED RATE II NOTES. Interest on the principal balance outstanding on the FIXED RATE II NOTES shall accrue at a rate equal to the three month LIBOR RATE plus 300 hundred basis points, as more particularly set forth in the FIXED RATE II NOTES. The interest rate on the FIXED RATE II NOTES shall initially be set two (2) EURODOLLAR BUSINESS DAYS prior to the date of the FIXED RATE NOTES, and shall adjust on the 8th day of every third month thereafter. After the applicable LOAN TERMINATION DATE, whether by acceleration or otherwise, interest shall accrue on the FIXED RATE II NOTES at a rate equal to the three month LIBOR RATE plus nine hundred (900) basis points.

          9. Section 2.11 of the AGREEMENT is hereby deleted in its entirety and the following is inserted in lieu thereof:

2.11 LETTERS OF CREDIT. FNBO will issue its letters of credit at BORROWER’s request, on BORROWER’s account, pursuant to FNBO’s customary policies and with its standardized documents, in amounts outstanding at no time exceeding $1,000,000 in the aggregate; provided, however, that at any time FNBO’s exposure on SWAP CONTRACTS exceeds $6,750,000.00 as determined by FNBO in its sole discretion, the remaining portion of $1,000,000.00 available to BORROWER for letters of credit will decrease dollar for dollar by the amount of such SWAP CONTRACT exposure in excess of $6,750,000.00.

          10. The last paragraph of Section 2.12 of the AGREEMENT is hereby amended by inserting “, FIXED RATE II NOTES” after “FIXED RATE NOTES”.

          11. The last sentence of the last paragraph of Section 2.13 of the AGREEMENT is amended by deleting the reference to “two percent (2%)” as the Letter of Credit fee and inserting in lieu thereof “one percent (1%)”.

          12. Exhibit B, the form of FIXED RATE NOTE, is hereby re-named Exhibit B-1. New Exhibit B-2, the form of FIXED RATE II NOTE is hereby inserted into the AGREEMENT after Exhibit B-1.

          13. BORROWER acknowledges that the Ameren Agreement expires on January 31, 2019 and that BORROWER has no automatic right or option under the Ameren Agreement to extend its term. On or before January 31, 2016, BORROWER agrees to use its best efforts to execute with Ameren an amendment or modification of the Ameren Agreement extending the term of the Ameren Agreement to no earlier than January 31, 2020 under terms acceptable to the ADMINISTRATIVE AGENT. In addition, on or before January 31, 2017, BORROWER agrees to take the following steps to ensure that the PROJECT will have access to sufficient quantities of natural gas to operate at the PROJECT’s highest capacity after the expiration or termination of the Ameren Agreement:

(a). BORROWER will prepare, execute and record all easements necessary to construct, install, operate, maintain and repair a natural gas pipeline parallel to the Ameren pipeline of which Buyer’s Property (as defined in the Ameren Agreement) is a part from the PROJECT site to the interstate natural gas pipeline system owned and operated by Natural Gas Pipeline Company of America, the current source of natural gas to the PROJECT. To the extent Ameren may legally and validly assign to BORROWER rights to use Ameren’s easements for such area, then BORROWER will enter into assignments with Ameren for the right to use and enjoy the benefit of such existing easements. The foregoing easements and/or assignments will be in form and substance acceptable to the ADMINISTRATIVE AGENT. In the alternative, BORROWER may contract with a natural gas supplier other than Natural Gas Pipeline Company of America for the supply of natural gas to the PROJECT in sufficient quantities of natural gas to operate at the PROJECT’s highest capacity. In such event, BORROWER will prepare, execute and record all easements necessary to construct, install, operate, maintain and repair a natural gas pipeline from the PROJECT site to such other source of natural gas to the PROJECT. BORROWER will collaterally assign to the COLLATERAL AGENT all contracts relating to pipelines and the supplying of natural gas to the PROJECT, including but not limited to contracts with Ameren and Natural Gas Pipeline Company of America, along with all consents required or deemed necessary by the COLLATERAL AGENT.

(b). On or before January 31, 2017, BORROWER will open, deposit and maintain with the ADMINISTRATIVE AGENT a reserve deposit account (the “Natural Gas Reserve Account”) in an amount not less than the cost to acquire necessary easements and construct and install the natural gas pipeline referenced in Subsection (a) above in accordance with plans approved by the ADMINISTRATIVE AGENT. The Natural Gas Reserve Account will be titled in BORROWER’s name and will be designated as the Natural Gas Reserve Account; however, the ADMINISTRATIVE AGENT will have exclusive dominion and control over such Natural Gas Reserve Account without further consent of BORROWER. BORROWER will use the proceeds of the Natural Gas Reserve Account to fund the cost of acquiring necessary easements in connection with and constructing and installing the natural gas pipeline referenced in Subsection (a) above. On or before January 31, 2017, BORROWER will provide to the ADMINISTRATIVE AGENT for the ADMINISTRATIVE AGENT’s approval, plans and a budget for the construction of such natural gas pipeline and all costs incident thereto. The ADMINISTRATIVE AGENT reserves the right to hire a third party engineer or consultant at BORROWER’s expense to review BORROWER’s plans and specifications for such natural gas pipeline and to conduct periodic inspections of the construction at BORROWER’s expense as determined necessary by the ADMINISTRATIVE AGENT. The proceeds of the Natural Gas Reserve Account will be disbursed by the ADMINISTRATIVE AGENT to the BORROWER to pay such construction costs in accordance with plans and a budget approved by the ADMINISTRATIVE AGENT. The Natural Gas Reserve Account will be disbursed in accordance with the ADMINISTRATIVE AGENT’s requirements and procedures for disbursements and advances of funds on construction loans. BORROWER will not otherwise have the power or authority to close or withdraw funds from or write checks on the Natural Gas Reserve Account or otherwise transfer or authorize the transfer of any funds on deposit in the Natural Gas Reserve Account in any manner, including, without limitation, the power to initiate wire transfers, ACH transfers or otherwise make withdrawals in any manner on the Natural Gas Reserve Account and the funds contained therein. BORROWER hereby grants to the COLLATERAL AGENT a security interest in the Natural Gas Reserve Account. In the event the Ameren Agreement is extended for the time period provided for above and in a manner and under terms acceptable to the ADMINISTRATIVE AGENT, then the Natural Gas Reserve Account will thereafter no longer be required and any balance therein will be disbursed to BORROWER.

BORROWER’s failure to timely comply with the provisions of this Section 13 will constitute an EVENT OF DEFAULT under the AGREEMENT.

          14. This Amendment shall not be effective until BANK shall have received each of the following (each in form and substance acceptable to BANK) or the following conditions have been satisfied:

          (a). This Amendment, duly executed by BORROWER.

          (b). A collateral assignment of the Ameren Agreement, in form and substance acceptable to the ADMINISTRATIVE AGENT.

          (c). Such other matters as AGENT may reasonably require.

          15. Except as modified and amended herein, all other terms, provisions, conditions and obligations imposed under the terms of the AGREEMENT and the other LOAN DOCUMENTS shall remain in full force and effect and are hereby ratified and affirmed by Borrower. To the extent necessary, the other LOAN DOCUMENTS are hereby amended to be consistent with the terms of this Amendment.

          16. BORROWER certifies and reaffirms by its execution hereof that the representations and warranties set forth in the AGREEMENT and the other LOAN DOCUMENTS are true as of this date, and that no EVENT OF DEFAULT under the AGREEMENT or any other LOAN DOCUMENT, and no event which, with the giving of notices or passage of time or both, would become such an EVENT OF DEFAULT, has occurred as of execution hereof.

          17. This Amendment may be executed simultaneously in several counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

ONE EARTH ENERGY, LLC

By:

Title:

FIRST NATIONAL BANK OF OMAHA, in its capacity as a BANK, ADMINISTRATIVE AGENT, COLLATERAL AGENT and ACCOUNTS BANK

By:

Title:

1st FARM CREDIT SERVICES, as a BANK

By:

Title:

TRANSAMERICA LIFE INSURANCE COMPANY, as a BANK

By:

Title:

BUSEY BANK, as a BANK

By:

Title:

CAPITAL FARM CREDIT, as a BANK

By:

Title:

CITIZENS FIRST NATIONAL BANK, as a BANK

By:

Title:

COBANK, as a BANK

By:

Title:

DEERE CREDIT, INC., as a BANK

By:

Title:

FARM CREDIT SERVICES OF AMERICA, as a BANK

By:

Title:

M & I MARSHALL & IISLEY BANK, as a BANK

By:

Title:

QUAD CITY BANK AND TRUST, as a BANK

By:

Title:

SCHEDULE “II” TO CONSTRUCTION LOAN AGREEMENT

AMORTIZATION SCHEDULE – U.S. RULE (NO COMPOUNDING), 360 DAY
YEAR

One Earth Energy, LLC Fixed Rate II Loan
Principal Schedule for Payments Plus Interest

AMORTIZATION SCHEDULE - U.S. Rule (no compounding), 360 Day Year

	Principal Payment	Balance (from $25,000,000.00)

1	$ 473,160.00	$24,526,840.00
2	$ 473,160.00	$24,053,840.00
3	$ 473,160.00	$23,580,520.00
4	$ 473,160.00	$23,107,360.00
5	$ 498,902.00	$22,608,458.00
6	$ 498,902.00	$22,109,556.00
7	$ 498,902.00	$21,610,654.00
8	$ 887,725.07	$20,722,928.93
9	$ 887,725.07	$19,835,203.86
10	$ 887,725.07	$18,947,478.79
11	$ 887,725.07	$18,059,753.72
12	$ 887,725.07	$17,172,028.65
13	$ 887,725.07	$16,284,303.58
14	$ 887,725.07	$15,396,578.51
15	$ 887,725.07	$14,508,853.44
16	$ 887,725.07	$13,621,128.37
17	$ 887,725.07	$12,733,403.30
18	$ 887,725.07	$11,845,678.23
19	$ 887,725.07	$10,957,953.16
20	$10,957,953.16	$ 0.00

EXHIBIT B
Fixed Rate II Note

FIXED RATE II NOTE

Note Date: _____________	$__________
Maturity Date: __________

FOR VALUE RECEIVED, ONE EARTH ENERGY, LLC, an Illinois limited liability company (“BORROWER”), promises to pay to the order of FIRST NATIONAL BANK OF OMAHA (“AGENT”), at its principal office or such other address as AGENT or holder may designate from time to time, the principal sum of ____________________________________ Dollars ($__________), or the amount shown on AGENT’s records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below. Absent manifest error, AGENT’s records shall be conclusive evidence of the principal and accrued interest owing hereunder.

This FIXED RATE II NOTE is executed pursuant to a Construction Loan Agreement between BORROWER and BANKS dated as of September 20, 2007, (the Construction Loan Agreement, together with all amendments, modifications and supplements thereto and all restatements and replacements thereof is called the “AGREEMENT”). All capitalized terms not otherwise defined in this note shall have the meanings provided in the AGREEMENT.

INTEREST ACCRUAL. Interest on the principal amount outstanding shall accrue at a per annum rate equal to the three month LIBOR RATE plus 300 basis points on the Note Date referenced above and adjusting as provided for in the AGREEMENT, and at the three month LIBOR RATE plus 900 basis points from time to time after maturity, whether by acceleration or otherwise. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

REPAYMENT TERMS. Principal shall be due and payable in the amounts and on the dates set forth in Schedule II attached to the AGREEMENT, and incorporated herein by reference, and accrued and unpaid interest shall be due and payable in arrears on the same dates that principal installments are due. Any remaining principal balance, plus any accrued but unpaid interest, shall be fully due and payable on _______________________, if not sooner paid.

PREPAYMENT. BORROWER may prepay this FIXED RATE II NOTE in full or in part at any time. Provided, however, a condition of any prepayment of all of this FIXED RATE II NOTE, the FIXED RATE NOTE, the VARIABLE RATE NOTE and the

LONG TERM REVOLVING NOTE is that certain fees shall be paid to BANK. If such complete prepayment occurs within the first two (2) years following the CONSTRUCTION LOAN TERMINATION DATE, a fee of one percent (1%) of the original principal amount of this FIXED RATE II NOTE shall be paid to BANK. In the event that BORROWER pre-pays all of this FIXED RATE II NOTE and except as to such payments as are required by the AGREEMENT, BORROWER shall pay BANK a breakage fee sufficient to make BANK whole for any expenses relating to breaking fixed interest rates, which BANK shall apportion among BANKS. Any prepayment may be applied in inverse order of maturity or as BANK in its sole discretion may deem appropriate. Such prepayment shall not excuse BORROWER from making subsequent payments each quarter until the indebtedness is paid in full. No payment of EXCESS CASH FLOW shall be the cause of a payment to BANKS for interest rate breakage fees or otherwise result in any prepayment fee.

ADDITIONAL TERMS AND CONDITIONS. This FIXED RATE II NOTE is executed pursuant to the AGREEMENT. The AGREEMENT, and any amendments or substitutions thereof or thereto, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this FIXED RATE II NOTE by reference.

The aggregate unpaid principal amount hereof plus interest shall become immediately due and payable without demand or further action on the part of BANK upon the occurrence of an EVENT OF DEFAULT as set forth under the AGREEMENT or any other LOAN DOCUMENT. If the maturity date of this FIXED RATE II NOTE is accelerated as a consequence of an EVENT OF DEFAULT, then BANK shall have all the rights and remedies provided for in the AGREEMENT, the other LOAN DOCUMENTS or otherwise available at law or in equity. The rights, powers, privileges, options and remedies of BANK provided in the AGREEMENT, the other LOAN DOCUMENTS or otherwise available at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of BANK, and may be exercised as often as occasion therefor shall occur. No delay or discontinuance in the exercise of any right, power, privilege, option or remedy shall be deemed a waiver of such right, power, privilege, option or remedy, nor shall the exercise of any right, power, privilege, option or remedy be deemed an election of remedies or a waiver of any other right, power, privilege, option or remedy. Without limiting the generality of the foregoing, BANK’s waiver of an EVENT OF DEFAULT shall not constitute a waiver of acceleration in connection with any future EVENT OF DEFAULT. BANK may rescind any acceleration of this FIXED RATE II NOTE without in any way waiving or affecting any acceleration of this FIXED RATE II NOTE in the future as a consequence of an EVENT OF DEFAULT. BANK’s acceptance of partial payment or partial performance shall not in any way affect or rescind any acceleration of this FIXED RATE II NOTE made by BANK.

Unless prohibited by law, BORROWER will pay on demand all reasonable costs of collection, reasonable legal expenses and reasonable attorneys’ fees and costs incurred or paid by BANK in collecting and/or enforcing this FIXED RATE II NOTE. Furthermore, BANK reserves the right to offset without notice all funds held by BANK against debts owing to BANK by BORROWER.

WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR. BORROWER and any other person who signs, guarantees or endorses this FIXED RATE II NOTE, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this FIXED RATE II NOTE.

[SIGNATURE PAGE FOLLOWS]

Executed as of the Note Date first above written.

ONE EARTH ENERGY, LLC, an Illinois limited liability company

By:

Title: